EXHIBIT 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended September 30, 2010

Thomas Properties Group, Inc.

Supplemental Financial Information

For the Quarter Ended September 30, 2010

TABLE OF CONTENTS

Corporate
Company Background	1

Supplemental Financial Information
Operating and Financial Information	2
Consolidated Statements of Operations	3
Consolidated Balance Sheets	4
Unconsolidated Real Estate Entities Statements of Operations	5
Unconsolidated Real Estate Entities Balance Sheets	6
Pro-Rata Consolidated Statements of Operations (Non-GAAP)	7
Pro-Rata Consolidated Balance Sheets (Non-GAAP)	9
Earnings Before Depreciation, Amortization and Taxes (EBDT) (Non-GAAP)	10
After Tax Cash Flow (ATCF) (Non-GAAP)	12
Investment Advisory, Management, Leasing and Development Services	14
Portfolio Data	16
Debt Summary	21
Capital Structure	23
Other Information	24

This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.

Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of September 30, 2010, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet.

Our Investment Management Platform

Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.

TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.8 million and $19.0 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns 12 office properties. The joint venture also holds a 25.0% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.

Significant Recent Events

During the third quarter, TPG and Brandywine Realty Trust (“BDN”) entered into contribution agreements whereby BDN has agreed to invest in partnerships with TPG that own Commerce Square in Philadelphia, Pennsylvania, which are currently wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, and will become a 25% limited partner. BDN’s preferred equity will be contributed $5 million at closing with the balance to be contributed by December 31, 2012. The transaction is subject to customary closing conditions and expected to close in the fourth quarter of 2010. The preferred equity will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square.

During the third quarter, we continued to sell condominium residences at Murano, and closed the sales of 9 units at an average price of $467 per square foot, resulting in a reduction of approximately $4.8 million in our construction loan balance. Since September 30, 2010, we have sold one additional unit. Once this sale is closed, our inventory of condominium residences will be 82 units, 74 of which are on high-rise floors with superior views.

During the third quarter and subsequent to quarter end, TPG/CalSTRS completed several leases at our Centerpointe project in Fairfax, Virginia, increasing the occupancy from 62.7% at June 30, 2010 to the current level of 91.1%. As a result of the improved leasing performance of this project, on October 19, 2010, TPG/CalSTRS restructured the debt and equity capital in our Centerpointe partnership by acquiring the mezzanine A and B notes for approximately $40 million, at a discount to par of approximately $6.6 million or 14%. In addition, the mezzanine C loan was modified to provide us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The mezzanine C loan was also extended through February 9, 2012 with one additional year of extension available up to February 9, 2013. CalSTRS contributed 95% and TPG contributed 5% of the $40 million, which will be treated as preferred equity.

Subsequent to September 30, 2010, TPG/CalSTRS closed a new non-recourse first mortgage loan for CityWestPlace Buildings III and IV, two buildings located in Houston, Texas. The new mortgage loan in the amount of $95 million was provided by The Northwestern Mutual Life Insurance Company. The loan bears interest at a fixed rate of 5.03% and will mature in March 2020. It replaces a floating rate loan in the amount of $92.4 million, which was scheduled to mature in July 2011. With the completion of this financing, and considering the extension options available to us, there are no debt maturities in our portfolio until 2012.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. We believe this information provides useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets

Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF)

EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. However our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

See pages 10 and 11 for a discussion of EBDT and a reconciliation of EBDT to net income (loss) and pages 12 and 13 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues:
Rental	$7,330	$7,385	$21,818	$22,499
Tenant reimbursements	4,976	4,566	15,476	16,151
Parking and other	853	571	2,651	2,156
Investment advisory, management, leasing and development services	1,645	2,622	5,594	7,158
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,673	3,388	11,126	11,229
Reimbursement of property personnel costs	1,403	1,425	4,213	4,213
Condominium sales	5,237	22,927	14,559	22,927

Total revenues	25,117	42,884	75,437	86,333

Expenses:
Property operating and maintenance	5,948	5,936	18,659	18,439
Real estate taxes	1,745	1,943	5,221	5,427
Investment advisory, management, leasing and development services	2,953	2,799	7,987	8,638
Reimbursable property personnel costs	1,403	1,425	4,213	4,213
Cost of condominium sales	3,858	20,892	10,655	20,892
Interest	4,820	6,787	14,368	20,415
Depreciation and amortization	3,432	3,008	10,405	9,373
General and administrative	3,365	3,907	9,861	12,280
Impairment loss	—	8,600	—	8,600

Total expenses	27,524	55,297	81,369	108,277

Gain from extinguishment of debt	—	—	—	509
Interest income	17	34	55	287
Equity in net income (loss) of unconsolidated real estate entities	538	(3,103)	(938)	(595)

Loss before income taxes and noncontrolling interests	(1,852)	(15,482)	(6,815)	(21,743)
Provision for income taxes	(62)	(242)	(417)	(480)

Net loss	(1,914)	(15,724)	(7,232)	(22,223)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	530	6,007	2,039	7,456
Partners in consolidated real estate entities	(51)	(1,195)	(128)	934

	479	4,812	1,911	8,390

TPGI share of net loss	$(1,435)	$(10,912)	$(5,321)	$(13,833)

Loss per share-basic and diluted	$(0.04)	$(0.43)	$(0.16)	$(0.56)
Weighted average common shares-basic and diluted	34,910,415	25,212,319	33,218,238	24,978,388

Thomas Properties Group, Inc.

Supplemental Financial Information

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$269,217	$276,603
Land improvements – development properties	94,906	95,558

	364,123	372,161

Condominium units held for sale	54,600	64,101
Improved land held for sale	4,571	4,508
Investments in unconsolidated real estate entities	17,124	14,458
Cash and cash equivalents, unrestricted	43,167	35,935
Restricted cash	9,006	12,071
Rents and other receivables, net	1,794	2,073
Receivables from unconsolidated real estate entities	2,068	2,010
Deferred rents	14,167	12,954
Deferred leasing and loan costs, net	13,343	15,375
Above market rents, net	671	838
Deferred tax asset, net of valuation allowance	14,064	17,644
Other assets, net	4,995	5,275

Total assets	$543,693	$559,403

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other secured loans	$301,957	$318,236
Accounts payable and other liabilities	10,658	15,260
Unrecognized tax benefits	16,389	19,639
Prepaid rent and deferred revenue	3,125	3,249
Below market rents, net	509	674

Total liabilities	332,638	357,058

Equity:
Stockholders’ equity:
Common stock	354	308
Limited voting stock	138	138
Additional paid-in capital	200,833	185,344
Retained deficit and dividends including $35 and $74 of other comprehensive loss as of September 30, 2010 and December 31, 2009, respectively	(54,676)	(49,394)

Total stockholders’ equity	146,649	136,396
Noncontrolling interests:
Unitholders in the Operating Partnership	61,033	63,042
Partners in consolidated real estate entities	3,373	2,907

Total noncontrolling interests	64,406	65,949

Total equity	211,055	202,345

Total liabilities and equity	$543,693	$559,403

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

The following are the combined statements of operations of our unconsolidated real estate entities for the three and nine months ended September 30, 2010 and 2009.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues:
Rental	$50,998	$52,102	$152,154	$157,133
Tenant reimbursements	21,746	20,296	65,041	65,266
Parking and other	7,052	6,918	20,851	20,998

Total revenues	79,796	79,316	238,046	243,397

Expenses:
Property operating and maintenance	31,392	31,069	91,704	90,426
Real estate and other taxes	10,635	9,777	31,537	32,067
Interest	28,222	24,959	79,937	77,925
Depreciation and amortization	27,956	29,251	85,769	90,749
Impairment loss	—	8,049	—	8,049

Total expenses	98,205	103,105	288,947	299,216

Loss from continuing operations	(18,409)	(23,789)	(50,901)	(55,819)
Gain on extinguishment of debt	7,077	—	7,077	67,017
Interest income	30	57	67	240
Income (loss) from discontinued operations	—	(86)	—	(83)

Net (loss) income	$(11,302)	$(23,818)	$(43,757)	$11,355

TPGI share of equity in net income (loss) of unconsolidated real estate entities	$538	$(3,103)	$(938)	$(595)

Thomas Properties Group, Inc.

Supplemental Financial Information

UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS

(in thousands)

(unaudited)

The following are the combined balance sheets of our unconsolidated real estate entities as of September 30, 2010 and December 31, 2009.

	September 30, 2010	December 31, 2009
ASSETS
Investments in real estate, net	$2,175,052	$2,224,709
Land held for sale	3,888	3,853
Cash and cash equivalents, unrestricted	36,554	24,918
Restricted cash	54,138	93,434
Rents and other receivables, net	3,365	3,546
Above market rents, net	1,593	2,117
Deferred rents	88,251	79,960
Deferred leasing and loan costs, net	133,366	144,287
Other assets	9,929	7,258

Total assets	$2,506,136	$2,584,082

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,967,544	$2,217,118
Accounts and interest payable and other liabilities	90,435	98,401
Below market rents, net	51,652	62,527

Total liabilities	2,109,631	2,378,046

Equity	396,505	206,036

Total liabilities and equity	$2,506,136	$2,584,082

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the three months ended September 30, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended September 30, 2010			For the three months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,330	$8,205	$15,535	$7,385	$10,023	$17,408
Tenant reimbursements	4,976	2,728	7,704	4,566	3,360	7,926
Parking and other	853	842	1,695	571	1,224	1,795
Investment advisory, management, leasing and development services	1,645	—	1,645	2,622	—	2,622
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,673	102	3,775	3,388	74	3,462
Reimbursement of property personnel costs	1,403	—	1,403	1,425	—	1,425
Condominium sales	5,237	—	5,237	22,927	—	22,927

Total revenues	25,117	11,877	36,994	42,884	14,681	57,565

Expenses:
Property operating and maintenance	5,948	3,988	9,936	5,936	5,535	11,471
Real estate and other taxes	1,745	1,546	3,291	1,943	1,568	3,511
Investment advisory, management, leasing and development services	2,953	—	2,953	2,799	—	2,799
Reimbursable property personnel costs	1,403	—	1,403	1,425	—	1,425
Cost of condominium sales	3,858	—	3,858	20,892	—	20,892
Interest	4,820	3,739	8,559	6,787	3,964	10,751
Depreciation and amortization	3,432	3,751	7,183	3,008	4,773	7,781
General and administrative	3,365	—	3,365	3,907	—	3,907
Impairment loss	—	—	—	8,600	2,012	10,612

Total expenses	27,524	13,024	40,548	55,297	17,852	73,149

Gain on extinguishment of debt	—	1,622	1,622	—	—	—
Interest income	17	63	80	34	90	124
Equity in net income (loss) of unconsolidated real estate entities	538	(538)	—	(3,103)	3,103	—

(Loss) income before income taxes and noncontrolling interests	(1,852)	—	(1,852)	(15,482)	22	(15,460)
Provision for income taxes	(62)	—	(62)	(242)	—	(242)

Net (loss) income	(1,914)	—	(1,914)	(15,724)	22	(15,702)
Noncontrolling interests’ share of net (loss) income:
Unitholders in the Operating Partnership	530	—	530	6,007	—	6,007
Partners in consolidated real estate entities	(51)	—	(51)	(1,195)	—	(1,195)

	479	—	479	4,812	—	4,812

(Loss) income before loss from discontinued operations	(1,435)	—	(1,435)	(10,912)	22	(10,890)
Loss from discontinued operations	—	—	—	—	(22)	(22)

TPGI share of net loss	$(1,435)	$—	$(1,435)	$(10,912)	$—	$(10,912)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP) – CONTINUED

(in thousands)

(unaudited)

The following are the pro-rata consolidated statements of operations of TPGI for the nine months ended September 30, 2010 and 2009, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the nine months ended September 30, 2010			For the nine months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$21,818	$27,749	$49,567	$22,499	$30,028	$52,527
Tenant reimbursements	15,476	10,184	25,660	16,151	10,944	27,095
Parking and other	2,651	3,422	6,073	2,156	3,827	5,983
Investment advisory, management, leasing and development services	5,594	—	5,594	7,158	—	7,158
Investment advisory, management, leasing and development services- unconsolidated real estate entities	11,126	307	11,433	11,229	185	11,414
Reimbursement of property personnel costs	4,213	—	4,213	4,213	—	4,213
Condominium sales	14,559	—	14,559	22,927	—	22,927

Total revenues	75,437	41,662	117,099	86,333	44,984	131,317

Expenses:
Property operating and maintenance	18,659	14,519	33,178	18,439	15,948	34,387
Real estate and other taxes	5,221	4,966	10,187	5,427	5,246	10,673
Investment advisory, management, leasing and development services	7,987	—	7,987	8,638	—	8,638
Reimbursable property personnel costs	4,213	—	4,213	4,213	—	4,213
Cost of condominium sales	10,655	—	10,655	20,892	—	20,892
Interest	14,368	12,070	26,438	20,415	12,117	32,532
Depreciation and amortization	10,405	12,885	23,290	9,373	14,601	23,974
General and administrative	9,861	—	9,861	12,280	—	12,280
Impairment loss	—	—	—	8,600	2,012	10,612

Total expenses	81,369	44,440	125,809	108,277	49,924	158,201

Gain on extinguishment of debt	—	1,622	1,622	509	4,189	4,698
Interest income	55	218	273	287	177	464
Equity in net (loss) income of unconsolidated real estate entities	(938)	938	—	(595)	595	—

(Loss) income before income taxes and noncontrolling interests	(6,815)	—	(6,815)	(21,743)	21	(21,722)
Provision for income taxes	(417)	—	(417)	(480)	—	(480)

Net (loss) income	(7,232)	—	(7,232)	(22,223)	21	(22,202)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	2,039	—	2,039	7,456	—	7,456
Partners in consolidated real estate entities	(128)	—	(128)	934	—	934

	1,911	—	1,911	8,390	—	8,390

(Loss) income before loss from discontinued operations	(5,321)	—	(5,321)	(13,833)	21	(13,812)
Loss from discontinued operations	—	—	—	—	(21)	(21)

TPGI share of net loss	$(5,321)	$—	$(5,321)	$(13,833)	$—	$(13,833)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)

(in thousands)

(unaudited)

The following are the pro-rata consolidated balance sheets of TPGI as of September 30, 2010 and December 31, 2009, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	September 30, 2010			December 31, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$364,123	$249,914	$614,037	$372,161	$363,206	$735,367
Investments in unconsolidated real estate entities	17,124	(17,124)	—	14,458	(14,458)	—
Condominium units held for sale	54,600	—	54,600	64,101	—	64,101
Land held for sale	4,571	972	5,543	4,508	963	5,471
Cash and cash equivalents, unrestricted	43,167	5,736	48,903	35,935	2,966	38,901
Restricted cash	9,006	11,576	20,582	12,071	22,341	34,412
Rents and other receivables, net	3,862	648	4,510	4,083	790	4,873
Above market rents, net	671	373	1,044	838	474	1,312
Deferred rents	14,167	13,311	27,478	12,954	17,814	30,768
Deferred leasing and loan costs, net	13,343	19,105	32,448	15,375	24,025	39,400
Deferred tax asset, net of valuation allowance	14,064	—	14,064	17,644	—	17,644
Other assets	4,995	1,656	6,651	5,275	1,458	6,733

Total assets	$543,693	$286,167	$829,860	$559,403	$419,579	$978,982

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$301,957	$270,470	$572,427	$318,236	$397,754	$715,990
Accounts payable and other liabilities	10,658	9,784	20,442	15,260	13,946	29,206
Unrecognized tax benefits	16,389	—	16,389	19,639	—	19,639
Below market rents, net	509	4,205	4,714	674	5,817	6,491
Prepaid rent and deferred revenue	3,125	1,708	4,833	3,249	2,062	5,311

Total liabilities	332,638	286,167	618,805	357,058	419,579	776,637

Noncontrolling interests	64,406	—	64,406	65,949	—	65,949
Total stockholders’ equity	146,649	—	146,649	136,396	—	136,396

Total liabilities and equity	$543,693	$286,167	$829,860	$559,403	$419,579	$978,982

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Loss to EBDT:

	For the three months ended September 30, 2010			For the three months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(1,435)	$—	$(1,435)	$(10,912)	$—	$(10,912)
Income tax provision	62	—	62	242	—	242
Noncontrolling interests – unitholders in the Operating Partnership	(530)	—	(530)	(6,007)	—	(6,007)
Depreciation and amortization	3,432	3,751	7,183	3,008	4,773	7,781
Amortization of loan costs	211	101	312	202	191	393

EBDT	$1,740	$3,852	$5,592	$(13,467)	$4,964	$(8,503)

TPGI share of EBDT (1)	$1,243	$2,775	$4,018	$(8,660)	$3,110	$(5,550)

EBDT per share – basic			$0.12			$(0.22)

EBDT per share – diluted			$0.11			$(0.22)

Weighted average common shares outstanding – basic			34,910,415			25,212,319

Weighted average common shares outstanding – diluted			35,149,733			25,212,319

(1)	Based on an interest in our operating partnership of 71.71% and 64.65% for the three months ended September 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP) – CONTINUED

(in thousands, except share and per share data)

(unaudited)

We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Net Loss to EBDT:

	For the nine months ended September 30, 2010			For the nine months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(5,321)	$—	$(5,321)	$(13,833)	$—	$(13,833)
Income tax provision	417	—	417	480	—	480
Noncontrolling interests – unitholders in the Operating Partnership	(2,039)	—	(2,039)	(7,456)	—	(7,456)
Depreciation and amortization	10,405	12,885	23,290	9,373	14,601	23,974
Amortization of loan costs	694	437	1,131	372	683	1,055

EBDT	$4,156	$13,322	$17,478	$(11,064)	$15,284	$4,220

TPGI share of EBDT (1)	$2,936	$9,410	$12,346	$(7,100)	$9,808	$2,708

EBDT per share – basic			$0.37			$0.11

EBDT per share – diluted			$0.37			$0.11

Weighted average common shares outstanding – basic			33,218,238			24,978,388

Weighted average common shares outstanding – diluted			33,462,470			24,978,388

(1)	Based on an interest in our operating partnership of 70.64% and 64.17% for the nine months ended September 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP)

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Loss to ATCF:

	For the three months ended September 30, 2010			For the three months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(1,435)	$—	$(1,435)	$(10,912)	$—	$(10,912)
Income tax provision	62	—	62	242	—	242
Noncontrolling interests – unitholders in the Operating Partnership	(530)	—	(530)	(6,007)	—	(6,007)
Depreciation and amortization	3,432	3,751	7,183	3,008	4,773	7,781
Amortization of loan costs	211	101	312	202	191	393
Non-cash compensation expense	288	—	288	654	—	654
Straight-line rent adjustments	(275)	(403)	(678)	(843)	(489)	(1,332)
Adjustments to reflect the fair market value of rent	—	(264)	(264)	(5)	(316)	(321)
Impairment loss	—	—	—	8,600	2,012	10,612
Gain on extinguishment of debt	—	(1,622)	(1,622)	—	—	—

ATCF before income taxes	$1,753	$1,563	$3,316	$(5,061)	$6,171	$1,110

TPGI share of ATCF before income taxes (1)	$1,257	$1,121	$2,378	$(3,278)	$3,896	$618
TPGI income tax expense-current	(60)	—	(60)	(72)	—	(72)

TPGI share of ATCF	$1,197	$1,121	$2,318	$(3,350)	$3,896	$546

ATCF per share – basic			$0.07			$0.02

ATCF per share – diluted			$0.07			$0.02

Weighted average common shares outstanding – basic			34,910,415			25,212,319

Weighted average common shares outstanding – diluted			35,149,733			25,212,319

(1)	Based on an interest in our operating partnership of 71.71% and 64.65% for the three months ended September 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF) (NON-GAAP) – CONTINUED

(in thousands, except share and per share data)

(unaudited)

We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Reconciliation of Net Loss to ATCF:

	For the nine months ended September 30, 2010			For the nine months ended September 30, 2009
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(5,321)	$—	$(5,321)	$(13,833)	$—	$(13,833)
Income tax provision	417	—	417	480	—	480
Noncontrolling interests – unitholders in the Operating Partnership	(2,039)	—	(2,039)	(7,456)	—	(7,456)
Depreciation and amortization	10,405	12,885	23,290	9,373	14,601	23,974
Amortization of loan costs	694	437	1,131	372	683	1,055
Non-cash compensation expense	467	—	467	2,257	—	2,257
Straight-line rent adjustments	(1,067)	(897)	(1,964)	(762)	(1,474)	(2,236)
Adjustments to reflect the fair market value of rent	1	(867)	(866)	23	(1,026)	(1,003)
Impairment loss	—	—	—	8,600	2,012	10,612
Gain on extinguishment of debt	—	(1,622)	(1,622)	(509)	(4,189)	(4,698)

ATCF before income taxes	$3,557	$9,936	$13,493	$(1,455)	$10,607	$9,152

TPGI share of ATCF before income taxes (1)	$2,513	$7,018	$9,531	$(934)	$6,806	$5,872
TPGI income tax expense-current	(144)	—	(144)	(132)	—	(132)

TPGI share of ATCF	$2,369	$7,018	$9,387	$(1,066)	$6,806	$5,740

ATCF per share – basic			$0.28			$0.23

ATCF per share – diluted			$0.28			$0.23

Weighted average common shares outstanding – basic			33,218,238			24,978,388

Weighted average common shares outstanding – diluted			33,462,470			24,978,388

(1)	Based on an interest in our operating partnership of 70.64% and 64.17% for the nine months ended September 30, 2010 and 2009, respectively.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES

(in thousands)

(unaudited)

Three months ended September 30, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Wholly-owned properties	$385	$5	$28	$—	$418
Unconsolidated real estate entities	2,355	135	443	1,374	4,307
Consolidated real estate entities	—	—	—	113	113
Managed properties	409	1,073	41	123	1,646

Total investment advisory, management, leasing and development services revenue	$3,149	$1,213	$512	$1,610	6,484

Investment advisory, management, leasing and development services expenses					(2,953)

Net investment advisory, management, leasing and development services income					$3,531

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,484
Elimination of intercompany fee revenues					(1,166)

Investment advisory, management, leasing and development services revenue, as reported					$5,318

Three months ended September 30, 2009
Source of revenues:
Wholly-owned properties	$356	$20	$48	$—	$424
Unconsolidated real estate entities	2,299	176	360	1,412	4,247
Consolidated real estate entities	—	—	—	111	111
Managed properties	391	1,371	736	124	2,622

Total investment advisory, management, leasing and development services revenue	$3,046	$1,567	$1,144	$1,647	7,404

Investment advisory, management, leasing and development services expenses					(2,799)

Net investment advisory, management, leasing and development services income					$4,605

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,404
Elimination of intercompany fee revenues					(1,394)

Investment advisory, management, leasing and development services revenue, as reported					$6,010

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES – CONTINUED

(in thousands)

(unaudited)

Nine months ended September 30, 2010	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Wholly-owned properties	$1,162	$277	$189	$—	$1,628
Unconsolidated real estate entities	7,267	384	1,827	4,126	13,604
Consolidated real estate entities	—	—	—	338	338
Managed properties	1,255	3,663	329	347	5,594

Total investment advisory, management, leasing and development services revenue	$9,684	$4,324	$2,345	$4,811	21,164

Investment advisory, management, leasing and development services expenses					(7,987)

Net investment advisory, management, leasing and development services income					$13,177

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$21,164
Elimination of intercompany fee revenues					(4,444)

Investment advisory, management, leasing and development services revenue, as reported					$16,720

Nine months ended September 30, 2009
Source of revenues:
Wholly-owned properties	$1,205	$57	$503	$—	$1,765
Unconsolidated real estate entities	7,051	743	1,670	4,547	14,011
Consolidated real estate entities	—	—	—	336	336
Managed properties	1,174	3,803	1,790	391	7,158

Total investment advisory, management, leasing and development services revenue	$9,430	$4,603	$3,963	$5,274	23,270

Investment advisory, management, leasing and development services expenses					(8,638)

Net investment advisory, management, leasing and development services income					$14,632

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$23,270
Elimination of intercompany fee revenues					(4,883)

Investment advisory, management, leasing and development services revenue, as reported					$18,387

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA

Our Ownership Properties

		As of September 30, 2010			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Estimated Stabilized Net Operating Income (4)	Estimated Stabilized Net Operating Income-Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)		Loan Balance at September 30, 2010		Remaining Loan Capacity at September 30, 2010
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,716	$5,300	$—		$53,350		$—
San Felipe Plaza	Houston, TX	980,472	87.3	25.0	245,118	3,216	2,982	—		27,500		—
2500 City West	Houston, TX	578,284	91.4	25.0	144,571	2,017	1,842	—		16,250		—
Research Park Plaza I and II	Austin, TX	271,882	90.6	6.3	16,993	318	295	—		3,219		—
Stonebridge Plaza II	Austin, TX	192,864	96.0	6.3	12,054	182	178	—		2,344		—
One Commerce Square (7)	Philadelphia, PA	942,866	93.3	100.0	942,866	13,894	12,398	—		130,000		—
2121 Market Street (8)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,143	1,143	—		9,127		—

		4,461,524	93.6		1,740,925	26,486	24,138	—		241,790		—

Properties Projected to Stabilize in 2011
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	80	80	168		—		—
Centerpointe I and II (9)	Fairfax, VA	421,651	88.8	25.0	105,413	2,518	2,283	4,198	(9)	30,945	(9)	—

		428,251	87.4		112,013	2,598	2,363	4,366		30,945		—

Properties Projected to Stabilize in 2012
City National Plaza (10)	Los Angeles, CA	2,496,084	82.8	7.9	198,127	4,697	4,486	2,922		27,781		—
Westech 360 I-IV	Austin, TX	175,529	53.7	6.3	10,971	155	154	326		7,426	(11)	—
Frost Bank Tower	Austin, TX	535,078	88.8	6.3	33,442	893	865	267		9,375		—
300 West 6th Street	Austin, TX	454,225	88.1	6.3	28,389	720	710	484		7,938		—
San Jacinto Center	Austin, TX	410,248	73.5	6.3	25,641	550	537	904		6,313		—
Four Points Centre (Office)	Austin, TX	192,062	18.3	100.0	192,062	2,863	2,838	8,146		24,591		9,400
Great Hills Plaza	Austin, TX	139,252	71.5	6.3	8,703	107	106	188		—	(11)	—
One Congress Plaza	Austin, TX	518,385	87.6	6.3	32,399	670	649	661		8,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	85.8	25.0	44,922	971	888	1,170		11,075		—
Reflections I	Reston, VA	123,546	100.0	25.0	30,887	748	748	2,308		5,373		—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	233	233	1,141		2,238		—
Two Commerce Square (7)	Philadelphia, PA	953,276	84.1	100.0	953,276	17,489	17,045	19,357	(7)	107,737		—

		6,241,626	81.2		1,574,882	30,096	29,259	37,874		217,847		9,400

Properties Projected to Stabilize in 2013
Brookhollow Central I, II, and III	Houston, TX	806,004	66.3	25.0	201,501	2,631	2,460	8,750		9,250		4,500
Park Centre	Austin, TX	203,193	84.3	6.3	12,700	179	178	326		—	(11)	—
One American Center	Austin, TX	503,951	77.8	6.3	31,497	637	632	1,316		7,500		—

		1,513,148	72.6		245,698	3,447	3,270	10,392		16,750		4,500

Total / Average		12,644,549	84.8%		3,673,518	$62,627	$59,030	$52,632		$507,332		$13,900

Properties Controlled by Special Servicer
Oak Hill Plaza	King of Prussia, PA	164,360	96.1%	25.0%	41,090					$11,113	(12)
Walnut Hill Plaza	King of Prussia, PA	150,573	51.3	25.0	37,643					—	(12)
Four Falls Corporate Center	Conshohocken, PA	253,985	82.5	25.0	63,496					13,017

		568,918			142,229					$24,130	(13)

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)	Occupancy at stabilization is expected to be approximately 95%. Certain properties that have occupancy greater than 95% as of September 30, 2010, are not considered stabilized due to upcoming tenant vacancies not yet reflected. Certain properties that have occupancy less than 95% as of September 30, 2010, are considered stabilized as they were previously stabilized, and their return to stabilization is expected in the near term and/or we do not expect to incur significant capital expenditures to re-stabilize.

(4)	For properties currently stabilized, the estimated stabilized net operating income (NOI) represents the sum of i) the annual straight-line rent under existing leases which were in place as of September 30, 2010, calculated as if the leases began on September 30, 2010, and ii) estimated annual parking and other income for 2010, less estimated annual operating expenses for 2010 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI represents the sum of i) the annual straight-line rent under existing leases which will be in place in the year the properties are stabilized, calculated as if the leases began at the point of stabilization, ii) the annual expected market rent for the remaining space (up to the stabilized occupancy percentage), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(5)	For properties currently stabilized, the estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of September 30, 2010, and ii) estimated annual parking and other income for 2010, less estimated annual operating expenses for 2010 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized NOI – cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to 95% occupancy), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(6)	Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

(7)	During the third quarter, TPG and Brandywine Realty Trust (“BDN”) entered into contribution agreements whereby BDN has agreed to invest in partnerships with TPG that own Commerce Square, which are currently wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, and will become a 25% limited partner. BDN’s preferred equity will be contributed $5 million at closing with the balance to be contributed by December 31, 2012. The transaction is subject to customary closing conditions and expected to close in the fourth quarter of 2010. The preferred equity will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square.

(8)	The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI for 2010 includes 168 residential units comprising 132,823 square feet.

(9)	On October 19, 2010, TPG/CalSTRS restructured the debt and equity capital in our Centerpointe partnership by acquiring the mezzanine A and B notes for approximately $40 million, at a discount to par of approximately $6.6 million or 14%. In addition, the mezzanine C loan was modified to provide us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The mezzanine C loan was also extended through February 9, 2012 with one additional year of extension available up to February 9, 2013. CalSTRS contributed 95% and TPG contributed 5% of the $40 million, which will be treated as preferred equity. As a result of these transactions, TPGI’s share of the outstanding loan balance decreased from $30.9 million at September 30, 2010 (as reflected on the previous page) to $19.3 million at present. Additionally, monies previously funded by the loans are held in a reserve account at the Centerpointe partnership, and will be used to fund the expected capital expenditures to complete stabilization, of which our share is $4.2 million.

(10)	During the first quarter of 2010, CalSTRS, our partner in CNP, acquired all of the property’s mezzanine debt. On July 6, 2010, CalSTRS contributed this debt to the equity in TPG/CalSTRS, reducing the leverage on CNP by the full $219.1 million balance on the mezzanine loans. Solely with respect to the ownership interest of TPG/CalSTRS in CNP, CalSTRS’ percentage interest increased from 75.0% to 92.1% and TPG’s percentage interest decreased from 25.0% to 7.9%. We are in discussions with CalSTRS to obtain an option to participate in up to an additional 17.1% interest in CNP through TPG/CalSTRS.

(11)	Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.4 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 5 on page 22 for discussions of the senior priority financing, which is senior to this term loan.

(12)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(13)	Due to uncertainty regarding these matured loans currently in default, the stabilized net operating income and expected capital expenditures to complete stabilization data has been omitted. See footnote 13 on page 22 for further discussion regarding these loans.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

Lease Expirations

The following table presents a summary of lease expirations for our portfolio for leases in place at September 30, 2010, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties’ Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration	2010 Market Net Rent (1)
Vacant	613,311	16.1%	$—	$—	$23.31
2010	129,425	3.4	14.66	14.72	21.49
2011	121,822	3.2	15.65	15.89	20.71
2012	265,466	7.0	15.93	16.51	22.56
2013	511,672	13.4	17.65	19.32	23.57
2014	326,057	8.5	16.72	17.35	20.61
2015	530,147	13.9	14.16	17.83	23.05
2016	142,131	3.7	13.63	17.61	21.57
2017	263,713	6.9	15.44	21.85	21.69
2018	153,574	4.0	12.75	21.84	19.77
2019	63,833	1.7	17.71	23.95	22.12
Thereafter	694,596	18.2	10.15	21.26	22.19

Total/Weighted Average	3,815,747	100.0%	$14.42	$19.09	$22.34

(1)	The source of the 2010 Market Net Rent is Torto Wheaton data as of September 30, 2010. We have made no assumptions of increases in rental rates for years subsequent to 2010.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

($ in thousands except for average amounts)

Our Development Properties

						Actual / Projected Entitlements			TPGI Share as of September 30, 2010
	Location	TPGI Percentage Interest	Number of Acres		Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development:
Campus El Segundo (1)	El Segundo, CA	100.0%	23.9		Office/ Retail/R&D/ Hotel	1,675,000		Entitled	$55,521	$33.15	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	NA	14.4		Office/ Production Facility	1,500,000		Pending	16,465	10.98	—
Four Points Centre	Austin, TX	100.0	252.5		Office/ Retail/ R&D/ Hotel	1,680,000		Entitled	18,038	10.74	—
2100 JFK Boulevard	Philadelphia, PA	100.0	0.7		Office/ Retail/ R&D/ Hotel	366,000		Entitled	4,882	13.34	—
2500 City West land	Houston, TX	25.0	3.3	(3)	Office/ Retail/Residential/ Hotel	500,000		Entitled	900	7.20	—
CityWestPlace land	Houston, TX	25.0	25.0		Office/ Retail/ Residential	1,500,000		Entitled	5,336	14.23	—

						7,221,000			101,142	$16.60	17,000

Fee Services:
Universal Village (4)	Los Angeles, CA	NA	124.0		Residential/ Retail	180,000	2,937	Pending	—		—
Wilshire Grand (5)	Los Angeles, CA	NA	2.7		Office/ Retail/ Residential/ Hotel	2,500,000	100	Pending	—		—

						9,901,000	3,037		$101,142		$17,000

Condominium Units Held for Sale:

					As of September 30, 2010
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (7)	Total Square Feet Remaining To Be Sold	Average List Price Per Square Foot To Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73.0	%(6)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units.	219	246,622	$516	83	105,218	$795	(8)	$54,600	$22,629

(1)	We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres currently held for sale. TPGI’s carrying value of the 2.2 acres is approximately $4.6 million.
(2)	We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. We expect to enter into a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.
(3)	The number of acres excludes approximately 3.0 acres currently under contract for sale with a third party. This parcel is not encumbered by any debt and has a carrying value of approximately $3.9 million, of which TPGI’s share is approximately $1.0 million.
(4)	We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.
(5)	We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses.
(6)	We have a $29.1 million preferred equity interest in Murano. Excluding the preferred equity interest, we hold a 73% interest in the property.
(7)	Of the 83 units remaining to sell as of September 30, 2010, 75 units are on high-rise floors with superior views. Subsequent to September 30, 2010, we sold one additional unit.
(8)	The list price per square foot ranges from $369 to $1,724.

Thomas Properties Group, Inc.

Supplemental Financial Information

PORTFOLIO DATA – CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%
Pacific Financial Plaza	Newport Beach, CA	1982/1993	279,474	98.0
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0
1835 Market Street	Philadelphia, PA	1987	686,503	88.7
816 Congress (leasing only)	Austin, TX	1984	433,024	70.8

Total/Weighted Average			2,592,116	91.8%

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY

(in thousands)

	As of September 30, 2010					Loans Refinanced, Paid Off or Extended Subsequent to September 30, 2010
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2011 Maturity Date at End of Extension Options
CityWestPlace - mortgage loan (Buildings III & IV) (1)	1.5%	$92,400	$23,100	7/1/2011	7/1/2011	5.0%	$95,000	$23,750	3/5/2020	3/5/2020

Subtotal - 2011 maturities		92,400	23,100

2012 Maturity Date at End of Extension Options
Centerpointe I and II (2)
Senior mortgage loan (3)	0.9	55,000	13,750	2/9/2011	2/9/2012
Mezzanine loans (3)	2.6	68,780	17,195	2/9/2011	2/9/2012	LIBOR+3.3	$22,162	$5,541	2/9/2012	2/9/2013
Research Park Plaza I and II (3)	1.6	51,500	3,219	6/9/2011	6/9/2012
Stonebridge Plaza II (3)	1.4	37,500	2,344	6/9/2011	6/9/2012
Murano construction loan (4)	9.5	22,629	22,629	7/31/2011	7/31/2012

Subtotal - 2012 maturities		235,409	59,137

2013 Maturity Date at End of Extension Options
Two Commerce Square – mortgage loan	6.3	107,737	107,737	5/9/2013	5/9/2013

Subtotal - 2013 maturities		107,737	107,737

2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (5)	3.5	118,808	7,426	6/1/2013	6/1/2014
Campus El Segundo mortgage loan (6)	4.1	17,000	17,000	7/31/2011	7/31/2014
Four Points Centre construction loan (7)	3.8	24,591	24,591	7/31/2012	7/31/2014

Subtotal - 2014 maturities		160,399	49,017

2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	21,490	5,373	4/1/2015	4/1/2015
Reflections II	5.2	8,953	2,238	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (8)	2.9	37,000	9,250	7/21/2013	7/21/2015
City National Plaza - note payable to former partner	5.8	19,758	1,568	7/1/2012	1/4/2016
One Commerce Square - mortgage loan	5.7	130,000	130,000	1/6/2016	1/6/2016
CityWestPlace - mortgage loan (Buildings I & II)	6.2	121,000	30,250	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza (9)	4.8	110,000	27,500	12/1/2018	12/1/2018
2500 City West (10)	5.5	65,000	16,250	12/5/2019	12/5/2019
City National Plaza - senior mortgage loan (11)	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (12)	6.1	18,253	9,127	8/1/2033	8/1/2033

Subtotal - 2015 and thereafter maturities		1,551,754	309,538

Total		$2,147,699	$548,529

Weighted average interest rate at September 30, 2010	5.2%
Loans on Properties Controlled by a Special Servicer
Four Falls Corporate Center (13)	5.3%	$52,067	$13,017	3/6/2010	3/6/2010
Oak Hill Plaza/ Walnut Hill Plaza (13)	5.3	44,452	11,113	3/6/2010	3/6/2010

Total - properties controlled by a special servicer		$96,519	$24,130

Footnotes on following page.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT SUMMARY – CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)	On October 12, 2010, TPG/CalSTRS closed a new non-recourse first mortgage loan for CityWestPlace Buildings III and IV, two buildings located in Houston, Texas. The new mortgage loan in the amount of $95 million was provided by The Northwestern Mutual Life Insurance Company. The loan bears interest at a fixed rate of 5.03% and will mature in March 2020. It replaces a floating rate loan in the amount of $92.4 million, which was scheduled to mature in July 2011.
(2)	On October 19, 2010, TPG/CalSTRS restructured the debt and equity capital in our Centerpointe partnership by acquiring the mezzanine A and B notes for approximately $40 million, at a discount to par of approximately $6.6 million or 14%. In addition, the mezzanine C loan was modified to provide us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The mezzanine C loan was also extended through February 9, 2012 with one additional year of extension available up to February 9, 2013. CalSTRS contributed 95% and TPG contributed 5% of the $40 million, which will be treated as preferred equity. As a result of these transactions, TPGI’s post - September 30, 2010 share of the loan balances on the senior mortgage loan and the mezzanine C loan is $19.3 million.
(3)	The loan has a one-year extension option at our election.
(4)	This loan is nonrecourse to the Company, but the Company and its development partners jointly and severally guarantee the payment of interest on the loan during the term of the loan. On July 26, 2010, the loan agreement was modified and the loan maturity was extended to July 31, 2011 with two six-month extension options at our election subject to certain conditions. During the extension period, the interest rate was increased to the greater of 9.5% per annum or LIBOR plus 3.3%.
(5)	We and our partners in the Austin Portfolio have committed to fund $60.0 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $33.0 million of the $60.0 million commitment has been funded as of September 30, 2010, of which our share is $2.1 million, and is accounted for as equity.
(6)	The loan has three one-year extension options, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. The lender has the right to require payment of $2.5 million at the time of each extension. We have guaranteed this loan.
(7)	The loan has two one-year extension options at our election subject to certain conditions. We have provided a completion guaranty and have guaranteed a portion of the principal and interest payable. We have also provided collateral of approximately 62.4 acres of fully entitled unimproved land, which is adjacent to our Four Points Centre office buildings. We have committed to reduce the principal amount of the loan with a payment of $1.3 million due in December 2010. As of September 30, 2010, $9.4 million remains unfunded and available to be drawn to fund any remaining project costs.
(8)	On July 21, 2010, we entered into a new mortgage loan in the amount of $55.0 million. At closing, $37.0 million of the loan was funded, with an additional $3.0 million to be funded over three years and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.
(9)	On July 21, 2010, we entered into a new mortgage loan in the amount of $110.0 million. The loan bears interest at a fixed rate of 4.8% and is for a term of 8.3 years, maturing in December 2018.
(10)	On July 21, 2010, we entered into a new mortgage loan in the amount of $65.0 million. The loan bears interest at a fixed rate of 5.5% and is for a term of 9.3 years, maturing in December 2019.
(11)	On July 6, 2010, a new non-recourse first mortgage loan in the amount of $350.0 million was made jointly by Metropolitan Life Insurance Company and the New York State Teachers’ Retirement System with a subsidiary of TPG/CalSTRS that owns CNP. The loan bears interest at a fixed rate of 5.9% and is for a term of ten years, to mature on July 1, 2020.
(12)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.
(13)	On March 6, 2010, an aggregate of $96.5 million in mortgage loans owed by subsidiaries of TPG/CalSTRS on unconsolidated properties at Four Falls Corporate Center, Oak Hill Plaza and Walnut Hill Plaza matured. The borrowers under these loans have not repaid these loans which are currently in default. These loans are non-recourse to the Company, and we do not anticipate making any equity contributions to support the repayment or refinancing of these loans. The borrowers are accruing interest on these loans at a default rate, which ranges from 10.3% to 10.5% per annum beginning on the maturity date of March 6, 2010. We are currently in discussions with the lenders to restructure the debt or facilitate a sale or other liquidation of these properties.

Thomas Properties Group, Inc.

Supplemental Financial Information

CAPITAL STRUCTURE

(in thousands, except share data)

The following is the capital structure of TPGI as of September 30, 2010:

Debt		Aggregate Principal
Mortgage and other secured loans		$301,957
Company share of unconsolidated debt		246,340
Company share of unconsolidated debt controlled by special servicer		24,130

Total combined debt		$572,427

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	35,394,894	$126,360
Operating partnership units (2)	14,098,887	50,333

Total common equity	49,493,781	$176,693

Total consolidated market capitalization		$478,650

Total combined market capitalization (3)		$749,120

(1)	Based on the closing price of $3.57 per share of TPGI common stock on September 30, 2010.
(2)	Includes operating partnership units and incentive units as of September 30, 2010.
(3)	Includes TPGI’s share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.

Supplemental Financial Information

OTHER INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com

Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo Paul S. Rutter	Co-Chief Operating Officer and Director Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director